NOTICE OF GUARANTEED DELIVERY

Talecris Biotherapeutics Holdings Corp.

OFFERS TO EXCHANGE
$600,000,000 aggregate principal amount of its 7.75% Senior Notes due 2016
That Have Been Registered Under the Securities Act of 1933
(CUSIP No. 874227AB7)
For any and all of its outstanding
7.75% Senior Notes due 2016
(CUSIP Nos. 874227AA9 and U83028AA5)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2010, UNLESS THE OFFER IS EXTENDED BY TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. IN ITS SOLE DISCRETION. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY, ON THE EXPIRATION DATE.

        Registered holders of outstanding 7.75% Senior Notes due 2016 (the "Outstanding Notes") of Talecris Biotherapeutics Holdings Corp. (the "Company") who wish to tender their Outstanding Notes in exchange for a like stated amount at maturity of new 7.75% Senior Notes due 2016 (the "Exchange Notes") of the Company, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon Trust Company, N.A. (the "Exchange Agent") prior to 5:00 p.m., New York City time, on the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto.

        This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. No notice of Guaranteed Delivery should be sent to the Company. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

The exchange agent is:

The Bank of New York Mellon Trust Company, N.A.

Processor: Randolph Holder By Facsimile: (212) 298-1915
Confirm by telephone: (212) 815-5098

By Mail, Hand or Courier:
The Bank of New York Mellon Trust Company, N.A.
Corporate Trust Operations
Reorganization Unit
101 Barclay Street
Floor 7 East
New York, New York 10286
Attn: Mr. Randolph Holder

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate stated amount at maturity of the Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

        The undersigned understands that tenders of Outstanding Notes will be accepted only in minimum denominations of $1,000. The undersigned understands that no withdrawal of a tender of Outstanding Notes may be made after 5:00 p.m., New York City time, on the Expiration Date. The undersigned understands that for a withdrawal of a tender of Outstanding Notes to be effective, a written notice of withdrawal must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

        The undersigned understands that payment by the Exchange Agent for Outstanding Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Outstanding Notes (or Book-Entry Confirmation of the transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company ("DTC")) and a Letter of Transmittal (or facsimile thereof) with respect to such Outstanding Notes properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.

  PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:	Name(s) of Registered Holder(s):

Stated Amount at Maturity of Outstanding Notes Tendered:	Address:

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Certificate No(s). of Outstanding Notes (if available):	If Outstanding notes will be delivered by book-entry transfer at The Depository Trust Company ("DTC") Account No.:

Date:

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.
PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):

Capacity:

Address(es)

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GUARANTEE OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") hereby (a) represents that each holder of Outstanding Notes on whose behalf this tender is being made "own(s)" the Outstanding Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Outstanding Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Outstanding Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:	Authorized Signature:

Address:	Name:
Title:

Area Code and Telephone No.:

Date:

DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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